UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 28, 2007
lululemon athletica inc.
(Exact Name of Issuer as Specified in Charter)

Delaware	001-33608	20-3842867
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation or Organization)		Number)
2285 Clark Drive
Vancouver, British Columbia
Canada, V5N 3G9
(Address of Principal Executive Offices) (Zip Code)
(604) 732-6124
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          On September 28, 2007, the stockholders of lululemon athletica inc., a Delaware corporation (the “Company”), upon recommendation of the Company’s Board of Directors (the “Board”), approved the Company’s 2007 Employee Share Purchase Plan (the “ESPP”). The Board adopted the ESPP on August 21, 2007, subject to stockholder approval.
          The ESPP is designed to provide employees of the Company and its subsidiaries with an opportunity to purchase shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), through payroll deductions and thereby to better enable the Company and its subsidiaries to retain and attract qualified employees and to provide additional incentives through increased stock ownership. The Company will make cash contributions as additional compensation to each participant equal to one-third of the aggregate amount of the participant’s payroll deductions that will be used to purchase additional shares of Common Stock to be credited to such participant’s account. Up to 3,000,000 shares of Common Stock may be purchased under the ESPP, subject to adjustment as provided in the ESPP.
          The description of the ESPP contained herein is qualified in its entirety by reference to the full text of the ESPP which is filed as Appendix A to the Company’s Definitive Proxy Statement as filed with the SEC on September 5, 2007.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2007	By:	/s/ John E. Currie
John E. Currie
Chief Financial Officer